AGREEMENT


     This Agreement is made by and between Texas-New Mexico Power Company ("TNP"), TNP Enterprises, Inc. ("TNPE"), and the subsidiaries of TNP and TNPE not specifically named as parties hereto, but collectively made parties hereto and referred to as the "Subsidiaries", and James M. Tarpley (hereinafter referred to as the "Executive"), an employee, executive officer and member of the Board of Directors of TNP, TNPE and the Subsidiaries immediately prior to the Effective Time of Resignation (as hereinafter defined).

                             PREAMBLE

     WHEREAS, it is the stated intent of the Boards of Directors of TNP and TNPE that in consideration of the resignation by the Executive of all officer and director positions with TNP, TNPE and the Subsidiaries and in consideration of certain services and agreements as set forth below, from and after the Effective Time of Resignation the Executive shall continue as an employee until age 62 at the same level of compensation and with all the other rights of remuneration and benefits,, of every nature, as he enjoyed immediately prior to the Effective Time of Resignation and, upon attainment of age 62, the Executive shall retire from the service of TNP, TNPE and the Subsidiaries and shall be entitled to the benefits and other payments due an employee on retirement at such age.

     NOW, THEREFORE, upon the terms and subject to the conditions set forth herein the parties hereto agree as follow:

     1. For and in consideration of the compensation and rights of the Executive set forth in paragraph 2 below, the Executive has resigned, and does hereby confirm resignation of, all positions as an officer and director of TNP, TNPE and the Subsidiaries, in all manner effective as of noon, central standard time, on November 9, 1993 (the "Effective Time of
Resignation").

     2. (A) From the Effective Date (as hereinafter defined) until the earlier of the death of the Executive and his attaining age 62, he shall remain an employee of TNP and shall receive the following payments and enjoy the following rights and benefits:

     (1) Payment by TNP to the Executive of an annual compensation of $184,000, payable bi-weekly and with deductions and withholdings therefrom for FICA-OASDI, Federal M-03, FICA-Hl, Group Medical, Basic Thrift and
          Additional Thrift.

     (2) Payment by TNP to the Executive of the sum of $100,000 per year, payable bi-weekly, in consideration for the covenants made by the Executive pursuant to paragraph 3 of this Agreement.

     (3) (i) The uninterrupted continuation of the Executive as a "Participant" in the Thrift Plan, the Pension Plan and the Excess Benef it Plan of TNP,, including rights of designation and selection of options under such Plans as are available to participants in those Plans (and specifically including any rights and options resulting from the reinstatement of employer contributions to the Thrift Plan after June 30, 1994), subject to limitations imposed by the Department of Labor guidelines or by law applicable to an employee under such Plans, (ii) all rights of the Executive and his vife under the Medical Plan and the Group Life Insurance Plan of TNP, including rights to designate beneficiaries and the full amount of life insurance coverage to which he vould be entitled if he had continued to be an officer and director of TNP, TNPE and the Subsidiaries at the compensation level he enjoyed immediately prior to the Effective Time of Resignation and (iii) continued coverage under officers' and directors I professional liability insurance to be maintained by TNP and TNPE for any claims or causes of action heretofore or hereafter inade against, or affecting the liability of, the Executive as an off icer or director of TNP, TNPE or any of the Subsidiaries. It is understood that the Executive I o benef its under the Excess Benefit Plan shall take into account all cash amounts payable to
          Executive under paragraph 2 (A) (1) and (2)    above.
          Additionally,, to the extent provided by the Board of Directors of TNP as to any other Participant, the Executive shall continue to receive the "Company Matching Contribution" as current compensation as selected by the Executive and his wife by Election Of Compensation Portions Pursuant to Article III of the Thrift Plan, dated June 15, 1989, until such time as another available election as to such rights is made by the Executive.

     (B) Upon attaining the age of 62, the Executive shall retire and have all the rights of a retired employee, who retired from the offices from which he resigned as set forth in paragraph 1 above, including (without limitation) all rights of payment and other rights under the Pension Plan, the Thrift Plan, the Medical Plan, the Group Life Insurance Plan and the Excess Benefit Plan
of TNP.    His rights under the Pension Plan, the Thrift Plan,
the Medical Plan, the Group Life Insurance Plan and the Excess Benefit Plan of TNP upon retirement at age 62 shall take into account any amendments to the Plans after the Effective Time of Resignation. It is understood and agreed that in calculating service for determining benefits under the Pension Plan of TNP (and the Excess Benefit Plan of TNP, if applicable) service shall commence with the Executive's hire date of July 1, 1958 and end on his attainment of age 62 or death, whichever first occurs.


AGREEMENT                                                <PAGE 2>

     (C) Notwithstanding the foregoing, it is understood and agreed that: (i) the Executive shall not be a participant in, or beneficiary under, the Disability Plan of TNP, in respect of the understanding and agreement of the parties hereto that no "disability" suffered by the Executive during his life shall in any manner restrict, limit or reduce the payments and other rights of Executive under paragraph 2 above and (ii) that the special liability insurance coverage and "flight" life insurance coverage carried by TNP in respect of the Executive's private aircraft operation shall not continue in effect after the Effective Time of Resignation (but the parties agree that the basic insurance coverage rights set forth in paragraph 2 (A) (3) above are not affected hereby).

     (D) It is understood and agreed that: (i) the Executive shall be entitled to payment or reimbursement of travel and other business expenses incurred by him in accordance with applicable employer policy through the Effective Date,, (ii) the Executive shall be entitled, both before and after age 62, subject to TNP's reservations policy, to use of the lake recreation facilities of TNP (so long as the same or similar facilities exist), and (iii) the Executive shall be entitled to retain the use of a Petroleum Club of Fort Worth corporate membership through his attainment of age 62, but the Executive shall be responsible for dues and charges related to his use of such membership.

     3. In consideration of the payment set forth in paragraph 2(A)(2) above, the Executive shall maintain confidential and not utilize in any future positions with other entities or otherwise for his own personal gain, or publish, any confidential or proprietary information of TNP, TNPE or the Subsidiaries, nor shall he utilize any such confidential or proprietary information in competition with, or to the detriment of, TNP, TNPE and the Subsidiaries. The Executive also agrees that he will not participate in opposition to TNP or TNPE (i) in any regulatory proceeding, either in his individual behalf or in support of others, (ii) in any acquisition of the common stock or substantially all of the assets of TNP or TNPE which is opposed by TNP or TNPE or (iii) in any action of a utility or other entity to obtain a then existing customer or customers of TNP
which is opposed by TNP.   The foregoing agreements shall not
prohibit the Executive's employment by any entity which may be involved in any such opposition to TNP or TNPE from time to time provided that the Executive complies with the foregoing restrictions on his personal actions.

     4. In consideration of the compensation set forth in paragraph 2 (A) (1) above, the Executive shall assist TNP with respect to general administrative and management functions for the operation of TNP. Executive shall make himself available to the officers and Board of Directors of TNP on an as needed basis. TNP and TNPE acknowledge and agree that while Executive is employed hereunder, he may represent; perform services for, or be employed by such third parties as the Executive may elect in his discretion,

AGREEMENT                                                <PAGE 3>

and that he may pursue his personal business interests unrestricted by his employment hereunder, in each case subject to paragraph 3 above. The parties hereto mutually agree and conf irm that Ira Butler, Jr. is fully acquainted with the understandings and positions of TNP and TNPE and of the Executive vith respect to such contemplated services of the Executive and should there ever arise any dispute between the parties as to a request for such services or the undertaking or declining to undertake such requested services, a final and binding decision shall be made as to any such matter by Ira Butler, Jr. In the event of the death or failure to perform the service herein contemplated by Ira Butler, Jr., the parties hereto agree that W. Douglas Bailey shall make any such decision, it being understood that W. Douglas Bailey possesses the same understandings as to this provision as does Ira Butler, Jr. Reasonable billings for time and expenses of Messrs. Butler or Bailey serving in the foregoing capacity shall be paid by TNP.

     5. (A) The Executive does hereby release and forever discharge TNP, TNPE and the Subsidiaries and their past and present board members, off icers, employees, agents, attorneys and other representatives from all claims, demands and causes of action, including but not limi 'ted to those under the Texas State Constitution, the United States Constitution, the Equal opportunity commission, the Texas commission on Human Rights, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Workers' Compensation Act of the State of Texas, the Texas Unemployment Compensation Act, all civil rights and anti-discrimination laws, all state and federal laws pertaining to declaratory judgments, claims for defamation, libel, slander, invasion of privacy, negligence, intentional or negligent inf liction of mental anguish, breach of covenant of good faith and fair dealing, breach of implied contract or claims for quantum meruit, all laws concerning wrongful discharge, personal injury or occupational disease or injury and claims for breach of an oral or written contract, including without restricting the foregoing generality, any and all claims f or reinstatement, back pay, front pay, overtime pay, holiday pay, furnishing of a home, unpaid wages, salary continuation benef its, health insurance, vacation pay, or other fringe benefits, and including actual damages, liquidated damages, exemplary damages, consequential damages, damages for mental anguish,, damages f or loss of employment prospects, damages for injury to reputation,, lost compensation, incurred liabilities, attorney's fees of any kind, injunctive or declaratory relief, costs, and any other causes of
action now existing, whether known or not known.      It is
understood and agreed that this release provision extends to any act, cause, matter or thing claimed or alleged or which could have been claimed or alleged by the Executive or based upon or connected therewith, during the entirety of the Executivers employment with TNP, TNPE and the Subsidiaries prior to January
1. 1994, the effective date of this Agreement (the "Effective Date"). The Executive has read this release provision and fully understands it to be a release of all claims arising out of -his prior employment and his resignation therefrom set forth in

AGREEMENT                                                <PAGE 4>

paragraph 1 above. The Executive represents and warrants that he is legally competent to &Me this release and enter into this Agreement, and does so of his own free will and accord without reliance on any representation of any kind or character not expressly set forth herein; that he has been advised that he is free to employ an attorney to advise him of the propriety in entering into this Agreement, including the release in this paragraph 5 (A) , and that he has been advised that he may take up to 21 days to consider this Agreement, if he so chooses; and that he has also been advised and that he understands that when he chooses to sign this Agreement that he has 7 days to revoke this Agreement, and that any such revocation must be in writing and delivered in person to TNP, TNPE and the subsidiaries.

     (B) TNP, TNPE and the Subsidiaries do hereby release and forever discharge the Executive from all claims, demands, causes of action and liabilities, and all damages of every nature therefore, now existing, whether known or not known, based upon any conduct of the Executive during the entirety of the Executive's employment with TNP, TNPE and the Subsidiaries prior to the Effective Date, with the exception of any undisclosed act amounting to willful misconduct or undisclosed criminal conduct in breach and default of the Executive's duties and responsibilities to TNP, TNPE or the Subsidiaries. With respect to any claims, demands or causes of action made by third parties against the Executive for alleged misconduct during the entirety of the Executive's employment with TNP, TNPE and the Subsidiaries prior to the Effective Date, the indemnification and reimbursement provisions of such companies' Articles of Incorporation and Bylaws, in addition to officers' and directors' liability insurance referenced above, shall be available to the Executive for the indemnification and reimbursement set forth therein.

     6. TNP and TNPE (including their current and future officers and directors) shall assure that this Agreement and all rights of the Executive hereunder shall be fully assumed by any successor to them, by merger, reorganization, asset purchase or otherwise. This Agreement shall be binding upon and inure to the benefit of any such successors in interest to TNP and TNPE, but shall not otherwise be assignable, transferable or delegable without the prior written consent of the Executive.

     7. TNP and TNPE (in their behalf and in behalf of the subsidiaries) represent and warrant that: (i) they have all requisite power and authority to execute and deliver this Agreement and perform their duties and obligations hereunder,,
(ii) all necessary corporate proceedings of each of them have been duly taken to authorize the execution, delivery and performance of this Agreement by each of such entities, (iii) this Agreement has been duly executed and delivered by such entities, is a legal, valid and binding obligation of each of them and is enforceable as to each of them in accordance with its terms, and (iv) from the Effective Time of Resignation through December 31, 1993, all rights to compensa

AGREEMENT                                                <PAGE 5>

tion (including the continuation of the Executive as a "Partici-pant" as described in paragraph 2 (A) (3) above) have continued uninterrupted as contemplated in the Preamble of this Agreement.

     8. The parties hereto agree and confirm that: (i) the Executive has left at the offices of TNP all company records and property heretofore utilized by him or under his control, (ii) the personal property of the Executive located at the offices of TNP prior to the resignation described in paragraph 1 above has either been packed and currently remains on the premises of the offices of TNP with the full rights of removal thereof by the Executive upon reasonable notice or has been removed by the Executive and (iii) the legal and accounting expenses incurred in the preparation of this Agreement and the opinion letters to TNP and the Executive, delivered contemporaneously vith the execution and delivery of this Agreement, shall be borne solely by TNP.

     9. It is understood and agreed that the releases and discharges by the Executive set forth in paragraph 5(A) above and by TNP, TNPE and the Subsidiaries set forth in paragraph 5(B) above do not extend to any claims, demands or causes of action arising after the Effective Date as to any duty, right, representation or warranty made to or for the benefit of a releasing and discharging party.

     10. This Agreement shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees, including enforcement rights to obtain all payments, and to enforce all rights, in behalf of the Executive, as may be remaining or continuing hereunder. Without the written consent of TNP, the Executive may not assign, transfer or delegate and of his rights or obligations hereunder, except as contemplated by the terms hereof and the terms of the referenced compensatory plans and programs in which rights are granted to the Executive and his wife (and others following the death of the Executive).

     11. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be by: (i) United States of America Certified Mail, Return Receipt Requested, postage prepaid, or (ii) Federal Express, United States of America Express mail or similar overnight delivery or courier services, all expenses prepaid,, or (iii) delivery in person to the offices of TNP to the attention of the President of TNP (in behalf of TNP, TNPE and the Subsidiaries) or to the Executive, or (iv) telecopy, telex or similar telecommunications equipment, as applicable to a party hereto. Set forth below are the mailing, delivery and telecommunications points of delivery (if applicable) of each of the initial parties hereto. Any party hereto may change or supplement points and methods of delivery hereunder, by notice as provided herein. The legally designated representatives of the Estate of the Executive (or his heirs, distributees and/or legatees following his death) shall have the right to set forth pursuant to this provision


AGREEMENT                                                <PAGE 6>

the point and method of delivery hereunder.   Any notice or
communication given by Certified Mail shall be deemed given at the time of certification of delivery thereof; any notice given to a designated point of delivery by other means permitted by this provision shall be deemed given at the time of confirmed delivery thereof to the address or telecommunication or other receptacle therefor and may include electronic confirmation of the date and time of receipt at such designated point of delivery; and deliveries in person to the President of TNP (as contemplated herein in behalf of TNP, TNPE and the Subsidiaries) or to the Executive may be by any means and shall be deemed given when personally delivered. For the purposes hereof, notices and other communications contemplated herein shall be delivered to TNP, TNPE and the Subsidiaries:


               President, Texas-New Mexico Power Company
               4100 International Plaza
               Fort Worth, Texas 76109
               Telecopy: (817) 737-1343, Attention: President



For the purposes hereof, notices and other communications contem-plated herein shall be delivered to the Executive:

               Mr. James M. Tarpley
               4424 Riveridge
               Fort Worth, Texas 76109

    12. Any waiver, amendment or modif ication of any provision of this Agreement must be in writing and executed and delivered by the Executive and by TNP (in behalf of itself and TNPE and the Subsidiaries). If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid or unenforceable, to the extent held invalid or unenforceable such provision shall be reformed to the extent necessary to make it enforceable and valid and the other provisions or other application of this Agreement shall not be affected; provided, however, that any such invalidity or unenforceability and such reformation of a provision shall not, overall, materially adversely affect the rights of TNP and TNPE
hereunder or of the Executive hereunder.   The validity,
interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to conflict of laws.


AGREEMENT                                               <PAGE 7

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in all manner effective as of the 1st day of January, 1994, the Ef fective Date of this Agreement.

                               TEXAS-NEW MEXICO POWER COMPANY
                               (In its behalf and in behalf of
                               its Subsidiaries)


                               By: \s\ R. D. Woofter
                                  [Name and Office]
                                   Chairman of the Board

                               TNP ENTERPRISES, INC. (In its
                               behalf and in behalf of its
                               Subsidiaries)


                                By: \s\ R. D. Woofter
                                   [Name and Office]
                                   Chairman of the Board

                                JAMES M. TARPLEY, EXECUTIVE

                               \s\ James M. Tarpley



AGREEMENT                                                <PAGE 8>